UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2012

SKYPEOPLE FRUIT JUICE, INC.
(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road, Xi’an, PRC
(Address of principal executive offices)

710075
(Zip code)

86-29-88377161
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2012, Ms. Cunxia Xie resigned as Chief Financial Officer of SkyPeople Fruit Juice, Inc. (the “Company”).

Effective April 30, 2012, the Company appointed Mr. Xin Ma as the Company’s Chief Financial Officer. Mr. Ma, 35, served as the Company’s Vice President, Finance, responsible for the financial and accounting management of the Company reporting to the Company’s Chief Financial Officer. From March 28, 2011 to December 29, 2011, Mr. Ma served as the Chief Financial Officer of Universal Solar Technology, Inc., a U.S. reporting company based in China. From January 2006 to March 2011, Mr. Ma served as the Vice President of Kiwa Bio-Tech Products Group Corporation, a U.S. reporting company based in China.  Mr. Ma received a MSc. in Management in 2005 and a MSc. in Finance in 2006 from the University of Leicester in England. There is no family relationship between Mr. Ma and any of the Company’s directors and officers.

While serving as the Company’s Vice President, Finance, Mr. Ma and the Company entered into a two-year employment agreement on December 31, 2011, pursuant to which Mr. Ma will be paid at a salary of RMB 360,000 per annum in equal monthly installment of RMB 30,000; and annual performance bonus of RMB 140,000.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. 99.1	Description A copy of the press release dated May 2, 2012 issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ Yongke Xue
       Yongke Xue
       Chief Executive Officer